Exhibit 99.5

Release Date Contact	Immediate September 28, 2007 Joe Nowicki (616) 654 5222 or joe_nowicki@hermanmiller.com
Media:	Mark Schurman (616) 654 5498 or mark_schurman@hermanmiller.com
Address Internet	Herman Miller, Inc., 855 East Main Avenue, PO Box 302, Zeeland, MI 49464-0302 www.hermanmiller.com

Herman Miller, Inc., Announces Expanded Share Repurchase Authorization

ZEELAND, MI — Herman Miller, Inc. (NASDAQ: MLHR), reported today that its Board of Directors has expanded the company’s stock repurchase program by authorizing further share repurchases of $300 million, in addition to the approximately $73 million remaining from a previous authorization.

Brian Walker, Chief Executive Officer, stated, “This additional authorization reflects our confidence that the strategy we are pursuing will continue to drive long-term growth and generate strong cash flows. One of the ways we intend to create value for shareholders is by further leveraging the strength of our cash flow and balance sheet. This authorization provides us with the opportunity to enhance shareholder value through continued stock repurchases, which over the past ten years have been used to return over $1 billion dollars to our shareholders.”

Mr.     Walker concluded, “Herman Miller’s focus is to provide our customers with long-lived, innovative, and high-performing environments. We will accelerate this vision by further strengthening our operating results and driving more rapid innovation and growth. We’re confident in our ability to deliver on our goals because of our great people and the strong values of performance, design innovation, and employee participation that define our company.”

The timing and amount of share repurchases will depend on market conditions. The repurchases will be made in compliance with, and at such times permitted by, federal securities law.

About Herman Miller, Inc.

The designs and services of Herman Miller enhance the performance of human habitats worldwide, making customers’ lives more productive, rewarding, delightful, and meaningful. The company’s award-winning products, complemented by furniture-management and strategic consulting services, generated $1.92 billion in revenue during fiscal 2007. Herman Miller is widely recognized both for its innovative products and business practices. In fiscal 2004 Herman Miller was named recipient of the prestigious National Design Award for product design from the Smithsonian Institution’s Cooper-Hewitt, National Design Museum. In 2007 the company was again included in CRO magazine’s “100 Best Corporate Citizens” and was cited by Fortune magazine as the “Most Admired” company in its industry. The company trades on the NASDAQ market under the symbol MLHR. For additional information visit www.HermanMiller.com.

-more-

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates, and projections about the office furniture industry, the economy, and the company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. These risks include, without limitation, employment and general economic conditions, the pace of economic recovery in the U.S. and in our international markets, the increase in white-collar employment, the willingness of customers to undertake capital expenditures, the types of products purchased by customers, competitive-pricing pressures, the availability and pricing of raw materials, our reliance on a limited number of suppliers, currency fluctuations, the ability to increase prices to absorb the additional costs of raw materials, the financial strength of our dealers, the financial strength of our customers, the mix of our products purchased by customers, our ability to attract and retain key executives and other qualified employees, our ability to continue to make product innovations, the success of newly introduced products, our ability to serve all of our markets, possible acquisitions, divestitures or alliances, the outcome of pending litigation or governmental audits or investigations, political risk in the markets we serve, and other risks identified in our filings with the Securities and Exchange Commission. Therefore, actual results and outcomes may materially differ from what we express or forecast. Furthermore, Herman Miller, Inc., undertakes no obligation to update, amend, or clarify forward-looking statements.

-end-